Filed Pursuant to Rule 424(b)(3)

Registration No. 333-222630

BLACK CREEK DIVERSIFIED PROPERTY FUND INC.

SUPPLEMENT NO. 11 DATED OCTOBER 4, 2021

TO THE PROSPECTUS DATED SEPTEMBER 4, 2020

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of Black Creek Diversified Property Fund Inc., dated September 4, 2020 as supplemented by Supplement No. 1 dated April 6, 2021, Supplement No. 2 dated April 15, 2021, Supplement No. 3 dated May 5, 2021, Supplement No. 4 dated May 14, 2021, Supplement No. 5 dated May 20, 2021, Supplement No. 6 dated June 15, 2021, Supplement No. 7 dated July 1, 2021, Supplement No. 8 dated July 15, 2021, Supplement No. 9 dated August 13, 2021, and Supplement No. 10 dated September 15, 2021 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to disclose:

●	updated information regarding the Dealer Manager.

●            DEALER MANAGER

On October 4, 2021, our Dealer Manager changed its name from Black Creek Capital Markets, LLC to Ares Wealth Management Solutions, LLC. Accordingly, all references to “Black Creek Capital Markets, LLC” throughout the Prospectus are hereby replaced by “Ares Wealth Management Solutions, LLC.”

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